Exhibit 99 (a)

Bank of Granite Corporation
     News

For Release:	January 10, 2005

BANK OF GRANITE CORPORATION’S FOURTH QUARTER EARNINGS VIRTUALLY
EVEN WITH FOURTH QUARTER OF 2003—DECLINE FOR FULL YEAR

     Bank of Granite Corporation (Nasdaq: GRAN) has reported its earnings for the fourth quarter of 2004 and also for the full year, both periods ending on December 31, 2004.

     Net income for the fourth quarter of 2004 totaled $3,293,285 compared with $3,320,462 for the fourth quarter of 2003, a slight decline of 0.8%. On a per share basis, this translates to 25¢ in 2004 vs. 24¢ in 2003, an increase of 4.2%.

     For the full year, also ending on December 31, 2004, net income totaled $12,718,220 compared to $15,307,893 in 2003, a decrease of 16.9%. On a per share basis, earnings were 94¢ vs. $1.13 for 2004, a decline of 16.8%.

     According to Charles M. Snipes, President and CEO of Bank of Granite Corporation, the primary reason for the 2004 decline in net income for the Company was the significant drop in income of mortgage originations of its subsidiary, Granite Mortgage, Inc. The mortgage company earned $534,630 in 2004 compared to $2,244,639 in 2003, a 76.2% decline. Also, Snipes cited decreased net interest margins for the quarter and the full year, higher provisions for loan losses and increased overhead resulting from the bank’s newly opened offices were factors in the earnings decline. The bank opened its 20th full service office in Winston-Salem, in October. Snipes expressed optimism concerning the future of the Company’s long-term earnings. He said recent increases in interest rates by the Federal Reserve should help the interest margin in 2005.

     Snipes thanked all members of the Bank of Granite family for their hard work during a very challenging year.

     The balance sheet showed considerable growth during the year. Assets moved above $1 billion for the first time in 2004 and ended the year at $1,032,238,449 compared to $971,382,727 on December 31, 2003—an increase of 6.3%. Deposits and loans also reached all-time year-end highs. The quarterly dividend was increased to 13¢ from 12¢ per share during the year and 2004 marked the 51st consecutive year of increased dividends, a record for any banking company in the country.

     Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. (formerly GLL & Associates). The bank operates twenty full-service banking offices in Caldwell, Catawba, and Burke Counties—the “Unifour” area of North Carolina, and in Mecklenburg, Watauga, Forsyth and Wilkes counties. Granite Mortgage, headquartered in Winston Salem, originates home mortgages in the Catawba Valley and the Central and Southern Piedmont regions of North Carolina, in addition to Boone and Wilkesboro, and in Hilton Head, South Carolina. Bank of Granite Corporation has an estimated 6,700 shareholders with approximately 13,316,000 shares of common stock outstanding as of December 31, 2004. Its stock trades on the national NASDAQ Stock Market® under the symbol GRAN. The closing price of the stock on December 31, 2004 was $20.90.

* * * * *

Please see “Financial Data” tables, which are attached.
For further information, contact Kirby Tyndall, Chief Financial Officer
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

Bank of Granite Corporation	Three Months Ended			Twelve Months Ended
Selected Financial Data	December 31,			December 31,
(in thousands except per share data)	2004	2003	% change	2004	2003	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$14,818	$13,948	6.2%	$56,614	$52,204	8.4%
Interest expense	3,697	3,155	17.2%	13,108	11,389	15.1%

Net interest income, taxable equivalent	11,121	10,793	3.0%	43,506	40,815	6.6%
Taxable equivalent adjustment	321	372	-13.7%	1,348	1,508	-10.6%

Net interest income	10,800	10,421	3.6%	42,158	39,307	7.3%
Loan loss provision	1,412	1,340	5.4%	5,439	4,764	14.2%
Noninterest income	2,883	3,004	-4.0%	11,257	14,438	-22.0%
Noninterest expense	7,356	7,187	2.4%	29,116	25,863	12.6%

Income before income taxes	4,915	4,898	0.3%	18,860	23,118	-18.4%
Income taxes	1,622	1,578	2.8%	6,142	7,810	-21.4%

Net income	$3,293	$3,320	-0.8%	$12,718	$15,308	-16.9%

Earnings per share — Basic	$0.25	$0.24	4.2%	$0.94	$1.14	-17.5%
Earnings per share — Diluted	0.25	0.24	4.2%	0.94	1.13	-16.8%

Average shares — Basic	13,352	13,640	-2.1%	13,481	13,438	0.3%
Average shares — Diluted	13,401	13,740	-2.5%	13,531	13,517	0.1%

Consolidated balance sheet data at December 31:
Total assets				$1,032,238	$971,383	6.3%
Total deposits				749,862	735,099	2.0%
Loans (gross)				778,137	715,845	8.7%
Shareholders’ equity				141,016	141,815	-0.6%

Consolidated average balance sheet data:
Total assets	$1,016,830	$970,788	4.7%	$993,022	$861,870	15.2%
Total deposits	759,430	640,270	18.6%	746,481	640,270	16.6%
Loans (gross)	762,644	704,721	8.2%	740,316	618,278	19.7%
Shareholders’ equity	140,756	141,615	-0.6%	141,023	134,303	5.0%

Consolidated performance ratios:
Return on average assets*	1.29%	1.36%		1.28%	1.78%
Return on average equity*	9.31%	9.30%		9.02%	11.40%
Efficiency ratio	52.53%	52.09%		53.17%	46.81%

Consolidated asset quality data and ratios:
Nonaccruing loans				$6,634	$8,115	-18.3%
Accruing loans 90 days past due				4,227	3,218	31.4%
Nonperforming loans				10,861	11,333	-4.2%
Foreclosed properties				1,280	1,775	-27.9%
Nonperforming assets				12,141	13,108	-7.4%
Allowance for loan losses				13,665	10,799	26.5%
Loans charged off				3,038	5,088	-40.3%
Recoveries of loans charged off				465	425	9.4%
Net loan charge-offs (recoveries)				2,573	4,663	-44.8%

Net charge-offs to average loans*				0.35%	0.75%
Nonperforming loans to total assets				1.05%	1.17%
Allowance coverage of nonperforming loans				125.82%	95.29%
Allowance for loan losses to gross loans				1.76%	1.51%
Allowance for loan losses to net loans				1.79%	1.53%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$9,960	$9,410	5.8%	$38,755	$34,362	12.8%
Loan loss provision	1,406	1,340	4.9%	5,431	4,764	14.0%
Noninterest income	1,870	1,940	-3.6%	7,414	7,566	-2.0%
Noninterest expense	5,516	5,300	4.1%	22,058	17,478	26.2%
Income taxes	1,523	1,449	5.1%	5,786	6,314	-8.4%
Net income	3,385	3,261	3.8%	12,894	13,372	-3.6%

Granite Mortgage
Net interest income	$926	$1,060	-12.6%	$3,673	$4,969	-26.1%
Loan loss provision	6	—	n/a	8	—	n/a
Noninterest income	1,014	1,069	-5.1%	3,844	6,892	-44.2%
Noninterest expense	1,693	1,806	-6.3%	6,625	8,119	-18.4%
Income taxes	99	129	-23.3%	357	1,497	-76.2%
Net income	148	194	-23.7%	535	2,245	-76.2%

* Annualized based on number of days in the period.	More

Bank of Granite Corporation	Quarters Ended
Supplemental Quarterly Financial Data	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands except per share data)	2004	2004	2004	2004	2003

Consolidated earnings summary:
Interest income, taxable equivalent	$14,818	$14,100	$14,018	$13,676	$13,948
Interest expense	3,697	3,259	3,073	3,078	3,155

Net interest income, taxable equivalent	11,121	10,841	10,945	10,598	10,793
Taxable equivalent adjustment	321	321	340	365	372

Net interest income	10,800	10,520	10,605	10,233	10,421
Loan loss provision	1,412	1,678	1,104	1,245	1,340
Noninterest income	2,883	2,850	2,875	2,649	3,004
Noninterest expense	7,356	7,075	7,475	7,209	7,187

Income before income taxes	4,915	4,617	4,901	4,428	4,898
Income taxes	1,622	1,499	1,585	1,437	1,578

Net income	$3,293	$3,118	$3,316	$2,991	$3,320

Earnings per share — Basic	$0.25	$0.23	$0.25	$0.22	$0.24
Earnings per share — Diluted	0.25	0.23	0.24	0.22	0.24

Average shares — Basic	13,352	13,426	13,522	13,623	13,640
Average shares — Diluted	13,401	13,468	13,569	13,683	13,740

Consolidated ending balance sheet data:
Total assets	$1,032,238	$1,004,006	$993,985	$977,445	$971,383
Total deposits	749,862	772,672	744,541	740,846	735,099
Loans (gross)	778,137	753,335	740,932	726,375	715,845
Shareholders’ equity	141,016	140,993	140,077	142,300	141,815

Consolidated average balance sheet data:
Total assets	$1,016,830	$1,000,136	$987,822	$967,298	$970,788
Total deposits	759,430	763,643	738,039	724,811	730,181
Loans (gross)	762,644	745,999	732,768	719,853	704,721
Shareholders’ equity	140,756	140,111	140,739	142,486	141,615

Consolidated performance ratios:
Return on average assets*	1.29%	1.24%	1.35%	1.24%	1.36%
Return on average equity*	9.31%	8.85%	9.48%	8.44%	9.30%
Efficiency ratio	52.53%	51.68%	54.09%	54.42%	52.09%

Consolidated asset quality data and ratios:
Nonaccruing loans	$6,634	$5,533	$4,192	$4,229	$8,115
Accruing loans 90 days past due	4,227	3,927	6,274	2,568	3,218

Nonperforming loans	10,861	9,460	10,466	6,797	11,333
Foreclosed properties	1,280	1,352	1,462	1,709	1,775

Nonperforming assets	12,141	10,812	11,928	8,506	13,108

Allowance for loan losses	13,665	12,801	11,864	11,583	10,799

Loans charged off	688	875	920	556	1,874
Recoveries of loans charged off	139	135	96	95	95

Net loan charge-offs (recoveries)	549	740	824	461	1,779

Net charge-offs to average loans*	0.29%	0.39%	0.45%	0.26%	1.00%
Nonperforming loans to total assets	1.05%	0.94%	1.05%	0.70%	1.17%
Allowance coverage of nonperforming loans	125.82%	135.32%	113.36%	170.41%	95.29%
Allowance for loan losses to gross loans	1.76%	1.70%	1.60%	1.59%	1.51%
Allowance for loan losses to net loans	1.79%	1.73%	1.63%	1.62%	1.53%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$9,960	$9,728	$9,595	$9,472	$9,410
Loan loss provision	1,406	1,676	1,104	1,245	1,340
Noninterest income	1,870	1,926	1,895	1,722	1,940
Noninterest expense	5,516	5,401	5,538	5,602	5,300
Income taxes	1,523	1,417	1,492	1,354	1,449
Net income	3,385	3,160	3,356	2,993	3,261

Granite Mortgage
Net interest income	$926	$859	$1,081	$807	$1,060
Loan loss provision	6	2	—	—	—
Noninterest income	1,014	924	980	927	1,069
Noninterest expense	1,693	1,579	1,828	1,527	1,806
Income taxes	99	82	93	83	129
Net income	148	122	140	124	194

* Annualized based on number of days in the period.

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